UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2022

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-0300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

New Mountain Finance Corporation (“NMFC”) held its 2022 Annual Meeting of Stockholders on April 21, 2022 and submitted two (2) matters to the vote of stockholders. A summary of the matters voted upon by the stockholders is set forth below.

Election of Directors:

Stockholders of NMFC elected three nominees for director, each to serve for a three-year term to expire at the 2025 Annual Meeting of Stockholders based on the following votes:

Name	FOR	WITHHELD	BROKER NON-VOTES
Robert A. Hamwee	37,780,646	3,289,223	34,827,749
Alfred F. Hurley, Jr.	32,383,648	8,686,221	34,827,749
Alice W. Handy	37,491,601	3,578,268	34,827,749

Ratification of the Appointment of Deloitte & Touche LLP to serve as NMFC’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Stockholders of NMFC ratified the appointment of Deloitte & Touche LLP to serve as NMFC’s independent registered public accounting firm for the fiscal year ending December 31, 2022 based on the following votes:

FOR	AGAINST	ABSTAINED	BROKER NON-VOTES
75,130,950	553,826	212,842	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary

Date: April 26, 2022